POWER OF ATTORNEY FOR SECTION 16 REPORTING
KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned constitutes and appoints Catherine I. Grassman and Christopher D. Sveen, and each of them, his or her true and lawful attorney-in-fact to:
1.prepare, execute in the undersigned?s name and on the undersigned?s behalf, and submit to the U.S. Securities and Exchange Commission (the ?SEC?) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the ?Exchange Act?), or any rule or regulation of the SEC;
2.execute for and on behalf of the undersigned, each in the capacity as an officer and/or director of Heska Corporation, any Forms 3, 4, and 5 and any amendment thereto in accordance with Section 16(a) of the Exchange Act and the rules thereunder, and any other forms or reports the undersigned may be required to file in connection with the undersigned?s ownership, acquisition, or disposition of securities of Heska Corporation; and 3.do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete, execute and file the same with the SEC and any national securities exchange or similar authority, hereby ratifying and confirming all that each of said attorneys-in-fact, or such attorney-in-fact?s substitute or substitutes, may do or cause to be done by virtue hereof.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact?s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is Heska
Corporation assuming, any of the undersigned?s responsibilities to comply with, or any liability for the failure to comply with, any provision of
Section 16 of the Exchange Act.
This Power of Attorney, which revokes all prior powers of attorney with respect to the matters covered hereby, shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned?s holdings of and transactions in securities issued by Heska Corporation, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact or Heska Corporation.
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed this 17th day of November, 2020. Signature: Print Name: Robert L. Antin